TBF FINANCIAL

TBF Financial, LLC
740 Waukegan Road
Suite 404
Deerfield, IL 60015
Phone: (847) 267-0600
Fax: (847) 267-0606

July 19, 2012

Oxysure Systems, Inc.
10880 John W. Elliott Drive
Suite 600
Frisco, TX 75034

Re: **Oxysure Systems, Inc.**
Our File Numbers 86079 & 86080

Dear Sir or Madam:

This letter acknowledges the amount due on TBF file numbers 86079 & 86080 between CIT Technology Financing Services, Inc. as lessor and Oxysure Systems, Inc. as lessee, which have been assigned to the undersigned, have been satisfied pursuant to settlement.

Very truly yours,

TBF FINANCIAL, LLC

Brett Boehm

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